SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                                 March 17, 2000
               --------------------------------------------------
                Date of Report (Date of earliest event reported)


                         SILVERTHORNE PRODUCTION COMPANY
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)



            Colorado                      000-11730            84-0189377
  -------------------------      ------------------------  --------------------
(State or other jurisdiction     (Commission File Number)  (I.R.S. Employer
      of incorporation)                                   Identification Number)




  7001 Seaview Avenue NW, Suite 210, Seattle, Washington         98117
 --------------------------------------------------------    -------------
          (Address of principal executive offices)             (Zip Code)

       Registrant's telephone number, including area code: (206) 297-6151

                                 Not Applicable
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)

Item 4.  Changes In Registrant's Independent Accountant.

     On March 17, 2000, Silverthorne Production Company ("Company") dismissed Daniel Jankowski as the independent accountant for the Company. The reports of Daniel Jankowski on the Company's financial statements for the two fiscal years ended June 30, 1999 and 1998 contain no adverse opinion or disclaimer of opinion nor were such reports modified as to uncertainty, audit scope or accounting principles. There were no disagreements during the Company's two fiscal years ended June 30, 1999, or any interim period subsequent thereto between the Company and Daniel Jankowski on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of Daniel Jankowski, would have caused Daniel Jankowski to make reference in his reports to the subject matter of such disagreements.

     On March 17, 2000, the Company engaged Ehrhardt Keefe Steiner & Hottman PC as the Company's independent accountants. During the Company's two most recent fiscal years ended June 30, 1999 and subsequent interim period up to the date of the engagement of Ehrhardt Keefe Steiner & Hottman PC, the Company did not consult with Ehrhardt Keefe Steiner & Hottman PC with regard to any matter concerning the application of accounting principles to any specific transactions, either completed or proposed, or the type of audit opinion that might be rendered with respect to the Company's financial statements.

     The decision to change accountants was approved by the Company's Board of Directors.

Item 7.  Financial Statements and Exhibits.

      (a)  Financial statements of businesses acquired

           None

      (b)  Pro forma financial information

           None

      (c)  Exhibits

           16.0.Letter from Daniel Jankowski required by Item 304(a)(3)

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 21, 2000           SILVERTHORNE PRODUCTION COMPANY



                               By:/s/Jimmy L. Boswell
                                     Jimmy L. Boswell, President